UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 25, 2016 Real Goods Solar, Inc. (the “Company”) and its wholly-owned subsidiaries RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, and Sunetric Management LLC (collectively with the Company, the “Borrower Parties”) entered into First Loan Modification Agreement effective as of May 19, 2016 (the “Modification Agreement”) with Solar Solutions and Distribution, LLC, a Colorado-based renewable energy solutions company (“Solar Solutions”). The Modification Agreement modifies the Amended and Restated Loan Agreement dated March 30, 2016 between the Borrower Parties and Solar Solutions (the “Loan Agreement”) to: (i) reschedule the payment of $167,513.41 from May 15, 2016 to on or before June 3, 2016; and (ii) require the Company to issue Solar Solutions 581,644 shares of its Class A Common Stock (the “Shares”) at a price of $0.288 per share as a payment on the revolving line of credit under the Loan Agreement.

The foregoing summary of the Modification Agreement is not complete and is qualified in its entirety by reference to the Modification Agreement, a copy of is attached hereto as Exhibit 99.1.

In addition to being a lender to the Company, Solar Solutions supplies the Company with certain renewable energy products under an Exclusive Master Supply Agreement dated April 29, 2015 (the “Supply Agreement”). On May 25, 2016 the Parties entered into an amendment to the Supply Agreement effective as of May 19, 2016 (the “Amendment”) to (i) extend the term of the Supply Agreement to be coterminous with the termination of the revolving line of credit on March 31, 2017, (ii) add additional products under the Supply Agreement and (iii) revise the payment terms to provide that invoices for products purchased under the Supply Agreement would be immediately paid directly or as a draw under the Loan Agreement.

The foregoing summary of Supply Agreement and Amendment are not complete and are qualified in their entirety by reference to the copies of the Supply Agreement and the Amendment attached hereto as Exhibits 99.2 and 99.3, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

The issuance of the Shares qualified for the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the Company consummated the transaction with a party with which it has a long-standing and substantive relationship, who is a sophisticated and accredited investor, and the Company placed a legend on the Shares stating that the issuance of the Shares has not been registered under the Securities Act and that the Shares cannot be sold or otherwise transferred without registration or an exemption therefrom. No commission or other remuneration was paid or given directly or indirectly for soliciting of placement of the Shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	First Loan Modification Agreement effective as of May 19, 2016

99.2	Exclusive Master Supply Agreement dated April 29, 2015

99.3	Amendment to Exclusive Master Supply Agreement effective as of May 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Michael J. McCloskey
Michael J. McCloskey
General Counsel

Date: May 27, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Loan Modification Agreement effective as of May 19, 2016

99.2	Exclusive Master Supply Agreement dated April 29, 2015

99.3	Amendment to Exclusive Master Supply Agreement effective as of May 19, 2016